UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 14, 2021

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39480	84-4373308
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 N. Macquesten Parkway Mount Vernon, NY	10550
(Address of registrant’s principal executive office)	(Zip code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC
10.5% Series A Cumulative Perpetual Preferred Stock, $0.0001 per share	AUVIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 14, 2021, the stockholders of Applied UV, Inc. (the “Company”) holding 5,000,000 shares of the Company’s common stock, constituting 53.1% of the Company’s issued and outstanding shares of common stock on September 14, 2021, consented to in writing to an amendment (the “Charter Amendment”) to the Company’s Certificate of Incorporation to increase its authorized preferred stock from 1,000,000 shares to 20,000,000 shares.  Prior to effecting the Charter Amendment, the Company filed a Definitive Schedule 14C with respect to shareholder vote on the Charter Amendment with the Securities and Exchange Commission in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied UV, Inc.

Date: December 2, 2021	By:	/s/ Michael Riccio
	Name:	Michael Riccio
	Title:	Chief Financial Officer

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